EXHIBIT 99.2


                         TRI CITY BANKSHARES CORPORATION


                               IMPORTANT NOTICE TO
              PARTICIPANTS IN AUTOMATIC DIVIDEND REINVESTMENT PLAN


                     DIVIDEND REINVESTMENT PLAN TERMINATION

                                JANUARY 28, 2008


On December 12, 2007 the Board of Directors of TRI CITY BANKSHARES CORPORATION (the "Company") resolved to terminate the Company Automatic Dividend Reinvestment Plan (the "Plan") effective with the payment of the January 2008 dividend. Accordingly, the Company hereby notifies all Plan participants of the termination of the plan, effective immediately after the reinvestment of the January 2008 dividend. Pursuant to the Plan, Tri City National Bank, as administrator of the plan, will distribute to each participant in the Plan a certificate for the number of shares held in the participant's account under the Plan; any fractional shares in the participant's account will be rounded up to the next whole share.

For more information on the termination of the Plan, please contact:

                             Tri City National Bank
                           Attn: Stockholder Relations
                             6400 South 27th Street
                               Oak Creek, WI 53154
                            Telephone: (414) 761-1610